SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 15, 2003

PILGRIM’S PRIDE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9273	75-1285071
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

110 South Texas Street Pittsburg, Texas	75686-0093
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code:  (903) 855-1000

Item 12.  Results of Operations and Financial Condition

On April 15, 2003, Pilgrim’s Pride Corporation issued a press release announcing its results of operations for the second quarter of fiscal 2003, a copy of which is furnished with this Form 8-K as Exhibit 99.1.  Also furnished herewith as Exhibit 99.2 is certain supplemental historical financial information of Pilgrim’s Pride Corporation, including quarterly information regarding net sales by primary market line.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM’S PRIDE CORPORATION

Date: April 15, 2003	By:	/s/ Richard A. Cogdill
Richard A. Cogdill
Executive Vice President, Chief Financial Officer,
Secretary and Treasurer

Exhibit Index

Exhibit
Number	Description

99.1	Press Release dated April 15, 2003
99.2	Supplemental Historical Financial Information